UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 16, 2005

THOMAS EQUIPMENT, INC.

(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1818 North Farwell Avenue, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 224-8812

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On November 9, 2004, Thomas Equipment, Inc. (the “Company”), entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Among other matters, the Company issued Laurus a secured revolving note with a principal amount not to exceed $20,000,000, as amended on January 26, 2005. On November 16, 2005, the Company and Laurus amended certain terms of the original agreements to increase the maximum principal amount of the secured revolving note to $22,000,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description
4.1	Amendment to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.
4.2	Amended and Restated Secured Revolving Note issued to Laurus Master Fund, Ltd., in the maximum principal amount of $22,000,000.
4.3	Reaffirmation and Ratification Agreement, dated as of November 16, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc. in favor of Laurus Master Fund, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: November 22, 2005	By:	/s/ CLIFFORD RHEE
Clifford Rhee,
President

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